AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 30, 2001
                         REGISTRATION NO. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              VISIONICS CORPORATION
             (Exact name of Registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                   41-1545069
                        (IRS Employer Identification No.)

                                5600 ROWLAND ROAD
                              MINNETONKA, MN 55343
                    (Address of principal executive offices)

                             1998 STOCK OPTION PLAN
                             (Full title of Plan(s))

                               ROBERT F. GALLAGHER
                              VISIONICS CORPORATION
                                5600 ROWLAND ROAD
                              MINNETONKA, MN 55343
                     (Name and address of agent for service)

                                 (952) 932-0888
          (Telephone Number, Including Area Code, of Agent for Service

                                   Copies to:

                             PHILIP J. TILTON, ESQ.
                       MASLON EDELMAN BORMAN & BRAND, LLP
                             3300 WELLS FARGO CENTER
                           MINNEAPOLIS, MN 55402-4140
                                 (612) 672-8200

This Registration Statement will become effective immediately upon filing with the Securities and Exchange Commission. Sales of the registered securities will begin as soon as reasonably practicable after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
  TITLE OF SECURITIES TO BE     PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF      REGISTRATION FEE
         REGISTERED               AMOUNT TO BE      OFFERING PRICE PER      AGGREGATE
                                  REGISTERED(2)          SHARE(1)        OFFERING PRICE(1)
-------------------------------------------------------------------------------------------------------------
stock options and              2,000,000 shares           $4.78              $9,560,000          $2,390
common stock ($0.01 per
value per share)
=============================================================================================================

(1) Estimated solely for purposes of computing the registration fee in accordance with Rule 457(h) and based upon the average of the high and low prices of the Registrant's common stock on The Nasdaq Stock Market on August 29, 2001.

(2) This Registration Statement will cover any additional shares of common stock which become issuable under the 1998 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding common stock.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Securities and Exchange Commission ("SEC") are incorporated herein by reference and made a part hereof:

(1) the Registrant's Annual Report on Form 10-K for the year ended September 30, 2000 filed with the SEC on December 8, 2000;

(2) the Registrant's Amended Annual Report on Form 10-K/A filed with the SEC on January 26, 2001;

(3) the Registrant's Quarterly Report on Form 10-Q for the three months ended December 31, 2000 filed with the SEC on February 14, 2001;

(4) the Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 2001 filed with the SEC on May 15, 2001;

(5) the Registrant's Notice of Annual Meeting and Proxy Statement filed with the SEC on June 19, 2001;

(6) the Registrant's Registration Statement on Form S-8 (Registration No. 333-59067) filed with the SEC on July 14, 1998;

(7) the Registrant's Current Report on Form 8-K filed with the SEC on February 27, 2001;

(8) the Registrant's amended Current Report on Form 8-K/A filed with the SEC on April 27, 2001;

(9) the Registrant's amended Current Report on Form 8-K/A filed with the SEC on June 29, 2001;

(10) the Registrant's Quarterly Report on Form 10-Q for the three months ended June 30, 2001 filed with the SEC on August 14, 2001; and

(11) the description of the Registrant's common stock contained in its Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act (and all amendments thereto and reports filed for the purpose of updating such description).

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         The Company's Certificate of Incorporation, as amended, provides that directors of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duties as a director. The Company's bylaws provide that the Company shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative (a "Legal Action"), whether such Legal Action be by or in the right of the corporation or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or any other enterprise. In addition, the Company's Bylaws provide for indemnification of any person made or threatened to be made a party to any Legal Action by reason of the fact that such person is or was a director, officer, employee or agent of the Company and is or was serving as a fiduciary of, or otherwise rendering services to, any employee benefit plan of or relating to the Company.

         Section 145 of the Delaware General Corporation Law generally provides that a corporation is in certain circumstances permitted, and in other circumstances may be required, to indemnify its directors, officers and controlling persons against certain expenses (including attorneys' fees) and other amounts paid in connection with certain threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings (including certain civil actions and suits that may be instituted by or in the right of the Company) in which such persons were or are parties, or are threatened to be made parties, by reason of the fact that such persons were or are directors of the Company. Section 145 also permits the Company to purchase and maintain insurance on behalf of its directors and officers against, or incurred by, such persons in their capacities as directors or officers of the Company or which may arise out of their status as directors or officers of the Company, whether or not the Company would have the power to indemnify such persons against such liability under the provisions of such Section. To date, the Company has purchased such insurance.

         The Company has entered into an indemnification agreement with each of its directors pursuant to which the Company has agreed to indemnify and hold harmless such individuals to the full extent permitted by law against all costs, charges, and expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them.

ITEM 8.  EXHIBITS.

        5         Opinion of Maslon Edelman Borman & Brand, LLP.

       23(a)      Consent of KPMG LLP.

       24(a)      Consent of Maslon Edelman Borman & Brand, LLP (contained in
                  Exhibit 5).

       24(b)      Power of Attorney (included on signature page).

       99(a)      Visionics Corporation 1998 Stock Option Plan.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(2)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Security Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities

Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minnetonka, State of Minnesota, as of August 30, 2001.

                                        VISIONICS CORPORATION



                                        By: /s/ Robert F. Gallagher
                                            ------------------------------------
                                            Robert F. Gallagher
                                            Chief Financial Officer
                                            (Principal Financial and Accounting
                                            Officer)

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Visionics Corporation hereby severally constitute Robert F. Gallagher and Philip J. Tilton and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Visionics Corporation to comply with the provisions of the Securities Act of 1933 as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below as of August 30, 2001 by the following persons in the capacities and as of the date indicated.

NAME                           TITLE

/s/ Joseph J. Atick            Chairman of the Board of Directors, President and
----------------------------   Chief Executive Officer
Joseph J. Atick                (Principal Executive Officer)


/s/ C. McKenzie Lewis III      Director
----------------------------
C. McKenzie Lewis III

/s/ George Latimer             Director
----------------------------
George Latimer

/s/ John E. Haugo              Director
----------------------------
John E. Haugo

/s/ John E. Lawler             Director
----------------------------
John E. Lawler

/s/ Jason Choo                 Director
----------------------------
Jason Choo

                             EXHIBITS

EXHIBIT
NUMBER              DESCRIPTION OF EXHIBIT
------              ----------------------

   5                Opinion of Maslon Edelman Borman & Brand, LLP.

  23(a)             Consent of KPMG LLP.

  24(a)             Consent of Maslon Edelman Borman & Brand, LLP (contained in
                    Exhibit 5).

  24(b)             Power of Attorney (included on signature page).

  99(a)             Visionics Corporation 1998 Stock Option Plan.